UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 9, 2026
Date of Report (date of earliest event reported)

Accelevation Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-43490 (Commission File Number)	42-3222150 (I.R.S. Employer Identification Number)
9555 N. Springboro Pike, Suite 400 Miamisburg, OH 45342
(Address of principal executive offices and zip code)
(937) 258-0616
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	ACCV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐
Item 1.01 - Entry into a Material Definitive Agreement
On October 9, 2026, Accelevation LLC (the “Borrower”), a subsidiary of Accelevation Holdings Corp. (the “Company”), entered into a credit agreement (the “New Credit Agreement”), by and among the Borrower, Accelevation Holdings LLC
(“Holdings”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and a letter of credit issuer. The New Credit Agreement provides for a senior secured term loan facility with an aggregate principal amount of $250.0 million (the “Term Loan Facility”) and a senior secured revolving credit facility with an aggregate principal amount of $400.0 million (the “Revolving Credit Facility” and, together with the
Term Loan Facility, the “New Credit Facilities”), which includes a sublimit for the issuance of letters of credit in an amount up to $100.0 million and a sublimit for swing line loans in an amount up to $40.0 million. As of the closing of the New Credit
Agreement, the aggregate principal amount borrowed under the New Credit Facilities is $250.0 million under the Term Loan
Facility and $150.0 million under the Revolving Credit Facility. The proceeds of the borrowings on the closing date, together with cash on hand, were used to repay in full all outstanding obligations under the Existing Credit Agreement (as defined below) and to pay transaction expenses. The New Credit Agreement is guaranteed by Holdings and certain of the Borrower’s wholly owned domestic subsidiaries and secured by substantially all of the Borrower’s assets and the assets of Holdings and certain of the Borrower’s subsidiaries, in each case, subject to customary exceptions.
The New Credit Agreement contains certain affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens on assets, fundamental changes and asset sales, investments, negative pledges, restricted payments
(including dividends and other distributions and repurchases of equity), prepayments of junior debt and transactions with affiliates. In addition, the New Credit Agreement contains financial covenants that require the Borrower and its restricted subsidiaries to comply with the following (subject to certain cure rights):
•commencing with the fiscal quarter ending March 31, 2027, maintain a maximum total net leverage ratio not to exceed 4.00 to 1.00 (provided that, at the election of the Borrower following the consummation of a material acquisition with aggregate consideration in excess of $100.0 million, the maximum total net leverage ratio shall temporarily increase to 4.50 to 1.00 for the first four fiscal quarters after the consummation of such material acquisition, including the fiscal quarter in which such material acquisition is consummated), in each case, tested as of the last day of each fiscal quarter; and
•commencing with the fiscal quarter ending March 31, 2027, maintain a minimum fixed charge coverage ratio of not less than 1.25 to 1.00, tested as of the last day of each fiscal quarter.
The New Credit Facilities will mature on October 9, 2031 (the “Maturity Date”). Term loans and revolving credit loans, other than swing line loans, are available, at the Borrower’s option, as term SOFR loans or base rate loans. Swing line loans bear interest at the applicable base rate. Term SOFR loans under the New Credit Agreement accrue interest at a term SOFR rate plus an applicable margin of 2.25% until the delivery of the compliance certificate for the fiscal quarter ending June 30, 2027, and thereafter an applicable margin of 1.50% to 2.50% (depending on the total net leverage ratio of the Borrower and its restricted subsidiaries). Base rate loans under the New Credit Agreement accrue interest at a base rate plus an applicable margin of 1.25% until the delivery of the compliance certificate for the fiscal quarter ending June 30, 2027, and thereafter an applicable margin of 0.50% to 1.50% (depending on the total net leverage ratio of the Borrower and its restricted subsidiaries). The Revolving Credit Facility also has a variable commitment fee on unused commitments, which is 0.300%
per annum until the delivery of the compliance certificate for the fiscal quarter ending June 30, 2027, and thereafter is tied to the total net leverage ratio of the Borrower and its restricted subsidiaries and ranges from 0.200% to 0.350% per annum.
The Term Loan Facility will amortize in equal quarterly installments of $3.125 million (representing 1.25% of the original principal amount of the Term Loan Facility, or 5.00% per annum), commencing with the fiscal quarter ending March 31,
2027, with the remaining balance payable on the Maturity Date. The Revolving Credit Facility will not amortize.
The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 1.02 - Termination of a Material Definitive Agreement
On October 9, 2026, in connection with the entry into the New Credit Agreement, the Borrower repaid in full all outstanding obligations under, and terminated, the Credit Agreement, dated as of January 2, 2025, by and among, inter alios,
Accelevation Intermediate LLC, the Borrower, the guarantors party thereto from time to time, MidCap Financial Trust, as administrative agent, and the lenders party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the date hereof (the “Existing Credit Agreement”).
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant
The information described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 7.01 - Regulation FD Disclosure
On October 13, 2026, the Company issued a press release announcing the entry into the New Credit Agreement.  A copy of the press release is furnished hereto as Exhibit 99.1.
The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*
Credit Agreement, dated as of October 9, 2026, by and among Accelevation LLC, Accelevation Holdings
LLC, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swing line lender and a letter of credit issuer.

99.1	Press release of Accelevation Holdings Corp. dated October 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*  Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELEVATION HOLDINGS CORP.
Date: October 13, 2026
	By:	/s/ Kenneth Krause
	Name:	Kenneth Krause
	Title:	Chief Financial Officer